STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 29, 2018 by and between Stephen B. Keen and Brandy M. Keen (together the “Selling Stockholders”) and Surna Inc., a Nevada corporation (the “Company”). The Selling Stockholders and the Company may be referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, the Selling Stockholders own in the aggregate 20,284,669 shares (the “Shares”) of common stock of the Company, $0.00001 par value (the “Common Stock”); and

WHEREAS, the Shares are evidenced by certificate number 342-6 issued September 12, 2004 for 16,704,835 shares, by certificate number 892-0 issued May 10, 2017 for 664,834 shares, and 2,935,000 shares held in street name for the benefit of the Selling Stockholders (certificate numbers 342-6 and 892-0 being referred to herein as the “Certificates”); and

WHEREAS, the Selling Stockholders are willing to sell to the Company the Repurchased Shares (as defined below), contingent on the closing of a private placement offering to accredited investors of the Common Stock (which may, in the sole discretion of the Company’s Board of Directors (the “Board”), be a unit offering consisting of one share of Common Stock and a warrant to purchase one share of Common Stock) resulting in minimum gross proceeds to the Company of $1,500,000 in one or more related sales or, in the sole discretion of the Board, the Company may set aside 33.3% of the proceeds from each closing of the offering (not to exceed $400,000 in the aggregate) to repurchase the shares of Common Stock hereunder (“Qualified Financing”); and

WHEREAS, the Selling Stockholders acknowledge that there is no assurance that the closing of the Qualified Financing will be consummated; and

WHEREAS, this Agreement and the transactions contemplated hereunder are subject to the approval of the Company’s Board of Directors (the “Board”); and

WHEREAS, the sale of the Repurchased Shares by the Selling Stockholders is intended to be a transaction exempt from Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) due to the Board’s approval of this Agreement and the transactions contemplated hereunder; and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, including the willingness of the Selling Stockholders to wait until the Company has consummated the closing of a Qualified Financing, the Selling Stockholders desire to sell to the Company and the Company desires to purchase from the Selling Stockholders, the Repurchased Shares.

NOW, THEREFORE, IN CONSIDERATION of the recitals set forth above and the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Selling Stockholders agree as follows:

1.       Repurchase and Sale of Common Stock.

(a)       Upon the terms and subject to the conditions of this Agreement, (i) the Company agrees to repurchase such portion of the Shares, which amount of Shares will be based on the Repurchase Price per Share (as defined below) and would result in an aggregate maximum repurchase price of $400,000 (“Repurchased Shares”), and (ii) the Selling Stockholders agree to sell the Repurchased Shares. The repurchase price per each Repurchased Share to be paid by the Company under this Agreement shall be: (i) if the Qualified Financing is a unit offering, a price equal to 80% of the unit price paid by investors to reflect the estimated value of the warrant, or (ii) if the Qualified Offering includes only the sale of shares of Common Stock, a price equal to 100% of the share price paid by investors (the “Repurchase Price per Share”). The aggregate repurchase price for the Repurchased Shares (the “Repurchase Price”) shall be payable in cash by wire transfer or delivery of other immediately available funds at the Closing (as defined below).

(b)       The repurchase and sale of the Repurchased Shares (the “Closing”) shall take place at the offices of the Company, or such other location mutually agreeable to the parties hereto, at 10:00 a.m. MT on the date when all the conditions to the Closing have been satisfied or (subject to applicable law) waiver of the conditions set forth in Section 4 and Section 5 (excluding conditions that, by their terms, cannot be satisfied until the Closing).

(c)       At the Closing:

(i)       the Selling Stockholders shall deliver the Certificates representing the Repurchased Shares to the Company, together with duly executed instruments of transfer or assignment (such as a stock power) in blank with signatures medallion guaranteed; and

(ii)       the Company shall deliver or cause to be delivered the Repurchase Price by wire transfer in immediately available funds to the account as specified in writing by the Selling Stockholder.

2.       Representations and Warranties of the Selling Stockholders. The Selling Stockholders jointly and severally represent and warrant to the Company as of the date hereof and as of the Closing as follows:

(a)       Authorization; Enforcement. The Selling Stockholders, individually and together, have the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Repurchased Shares to be sold by the Selling Stockholders hereunder. This Agreement when executed and delivered by the Selling Stockholders, will constitute a valid and legally binding obligation of the Selling Stockholders, enforceable against the Selling Stockholders in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally; and (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement and the sale and delivery of the Repurchased Shares to be sold by the Selling Stockholders and the consummation of the transactions contemplated herein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Repurchased Shares or any property or assets of the Selling Stockholders pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholders are a party or by which the Selling Stockholders may be bound, or to which any of the property or assets of the Selling Stockholders is subject, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholders or any of their properties.

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(b)       Filing, Consents and Approvals. The Selling Stockholders are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by them of this Agreement, including the sale and repurchase of the Repurchased Shares, other than (A) filings with the Securities and Exchange Commission, and (B) those made or obtained prior to the date hereof.

(c)       Valid Title. The Selling Stockholders have and will at the Closing have valid title to the Repurchased Shares to be sold by the Selling Stockholders hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(d)       Absence of Manipulation. The Selling Stockholders have not taken, and will not take, prior to the Closing, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization, shorting, hedging or manipulation of the Common Stock or the price of any security of the Company.

(e)       Certificates Suitable for Transfer. The Certificates for all of the Repurchased Shares to be sold by the Selling Stockholders pursuant to this Agreement are in suitable form for transfer by delivery and will be accompanied by duly executed instruments of transfer or assignment in blank with signatures medallion guaranteed.

(f)       Access to Data. The Selling Stockholders have not been furnished with nor relied upon any representations or other information (whether oral or written) relating to the business or financial condition of the Company or its representatives or agents other as described set forth in the Company’s publicly available documents. To the extent that they are aware of any other information, public or private about the Company and its financial condition and prospects, they have also taken that information into consideration in their decision to enter this Agreement. The Selling Stockholders realize that by selling the Repurchased Shares, they may be foregoing the opportunity to benefit from any increase in the value of the Repurchased Shares.

(g)       Adequate Representation. The Selling Shareholders have either had this Agreement reviewed by their professional advisors, including without limitation their accountant, tax and legal advisers, or decided to forego obtaining their advice. The Selling Shareholders are not relying on any accounting, tax, or legal advice which may be or may have been suggested by any Company official or consultant or adviser.

(h)       Qualified Financing Contingency. The Selling Shareholders acknowledge and agree that the sale and repurchase by the Company of the Repurchased Shares under this Agreement is subject to the Company’s closing of a Qualified Financing, and without such financing, the Company will not have any obligation to repurchase the Repurchased Shares. The Selling Shareholders understand that the Company is giving no assurance that it will be able to complete a Qualified Financing, that it has no commitments from any investors to invest in a Qualified Financing, has not hired and may not hire any selling agent to facilitate the sale of securities in a Qualified Financing, and that the officers, directors and current investors in the Company have made no commitment to invest in the Company to raise any portion of the Qualified Financing. The Selling Shareholders understand and agree that the Company has full discretion in the structuring of the sale of the securities and defining the terms of the offering of the securities, and the Company has full discretion to not make any offering or to withdraw any offering at any time once commenced.

3.       Representations and Warranties of the Company. The Company represents and warrants to the Selling Stockholders as of the date hereof and as of the Closing as follows:

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(a)       Authorization; Enforcement. The Company has the full right, power and authority to enter into and deliver this Agreement, and this Agreement when executed and delivered by the Company, assuming this Agreement is a valid and legally binding obligation of the Selling Stockholder, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors; rights generally; and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company has the full legal right and power and all authority and approval required to execute and deliver, or authorize execution and delivery of, this Agreement, and all other instruments executed and delivered by or on behalf of the Company in connection with the repurchase of the Repurchased Shares by the Company from the Selling Stockholders hereunder.

(b)       Compliance with Other Instruments. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of the governing documents of the Company or any instrument, judgment, order, writ, decree or contract to which the Company or any of its subsidiaries is a party or by which it is bound, or any provision of any federal or state statute, rule or regulation applicable to the Company or any of its subsidiaries.

4.       Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Selling Stockholders under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Company:

(a)       Closing of Qualified Financing. As a condition to the Company’s obligation to purchase the Repurchased Shares hereunder, the Company shall complete a Qualified Financing, the offering to be in the full discretion of the Company, including the offering terms, timing, right to not commence an offering and to terminate at any time any offering commenced.

(b)       Delivery of Certificates. The Selling Stockholders shall have presented and delivered the Certificates representing the Repurchased Shares and the accompanying instruments of transfer to the Company.

5.       Conditions of the Selling Stockholders’ Obligations at Closing. The obligations of the Selling Stockholders to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following any conditions, unless otherwise waived by the Selling Stockholder:

(a)       Delivery of the Purchase Price. The Company shall have sufficient funds to pay the Repurchase Price and be in a position to pay the Repurchase Price as of the Closing in good funds.

6.       Covenants.

(a)       Publicity. The Selling Shareholders will consult with the Company in issuing any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement and any related materials, and the Selling Shareholders will not issue any press release or otherwise make any public statement, other than as required by law, without the prior written consent of the Company, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing Selling Shareholder will provide the Company with prior notice of the proposed public statement. The Selling Shareholders acknowledge that this Agreement and related materials may be deemed to be a “material contract,” as that term is defined by Item 601(b)(10) of Regulation S-K and the Company may therefore be required to file this Agreement as an exhibit to reports or registration statements filed with the Securities and Exchange Commission. The Selling Stockholders further agree that the status of this Agreement and any related materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

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(b)       Trading Activities. Until the consummation of the repurchase of the Repurchased Shares and the Closing, each of the Selling Shareholders and their affiliates agrees not to maintain any open short position or engage in any other form of hedging or similar transactions in the Common Stock of the Company, and the Selling Shareholders each agree that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging or similar transactions with respect to the Common Stock of the Company.

7.       Miscellaneous.

(a)       Survival of Representations and Warranties. The representations and warranties of the Selling Stockholders and the Company contained herein shall terminate on the second anniversary of the Closing and thereafter shall expire and have no further force and effect. Notwithstanding the foregoing, the representation of the Selling Stockholders in Section 2(c) hereof, which relates to valid title, shall survive until the sixth year anniversary of the Closing.

(b)       Transfer, No Third-Party Beneficiaries. This Agreement shall not be assigned without the prior written consent of the Company; provided, that the Company may transfer its rights hereunder to a third party, so long as such third party agrees in writing to be bound by all obligations under this Agreement and confirms in writing the representations and warranties set forth in Section 3 as if made by such third party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(c)       Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile, PDF, DocuSign, or other generally recognized form of electronic transmission each of which shall be deemed an original and all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other party; it being understood that all parties need not sign the same counterpart.

(d)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)       Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax or email, both with evidence of a completed transmission and receipt, or four (4) business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice, and if to the Selling Stockholders at 6914 Peace Street, Frederick, CO 80530, and if to the Company, 1780 55th Street, Boulder, Colorado 80301, Attn.: President & CEO.

(f)       Finder’s Fee. Each party represent that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.

(g)       Fees and Expenses. Each of the Selling Stockholders and the Company shall pay their respective fees and all other associated expenses incurred by such party in connection with the negotiation, execution, delivery and performance of the Agreement. The Company shall pay all transfer agent fees and stamp taxes. Any other costs of the transfer of the Repurchased Shares to the Company and any taxes, costs, imposts or duties levied or due at any time in connection with the sale of the Repurchased Shares to the Company shall be the sole, joint and several responsibility of the Selling Shareholders.

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(h)       Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by the Selling Stockholders and the Company.

(i)       Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(j)       Consent to Jurisdiction; Venue. Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Colorado. The parties all expressly agree and acknowledge that the State of Colorado has a reasonable relationship to the parties and/or this Agreement. As to any dispute, claim or litigation arising out of or relating in any way to this Agreement or the transaction contemplated hereby, the parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of any state court, or federal court of the United States of America, sitting in Denver, Colorado, and any appellate court from any thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

(k)       WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(l)       Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns

(m)       Cooperation. Each of the Selling Stockholders and the Company agrees to reasonably cooperate with the other parties and, at their own cost, time being of the essence, to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by such party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.

(n)       Severability. If any term or other provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

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(o)        Specific Performance; Injunctive Relief. The parties hereto acknowledge that the parties shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties set forth in this Agreement. Therefore, each party hereby agrees that, in addition to any other remedies that may be available to the Selling Stockholders or the Company, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means to which they are entitled at law or in equity.

(p)       Representation. This Agreement was negotiated by the parties with the benefit of legal representation, or such representation was affirmatively considered and not sought, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(Signature Page Follow)

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IN WITNESS WHEREOF, the parties have executed this Stock Repurchase Agreement as of the date first written above.

COMPANY:

Surna Inc.
A Nevada corporation

By:	/s/ Chris Bechtel
Name:	Chris Bechtel
Title:	Chief Executive Officer

SELLING STOCKHOLDERS:

By:	/s/ Stephen B. Keen
Name:	Stephen B. Keen

By:	/s/ Brandy M. Keen
Name:	Brandy M. Keen

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